UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Amendment #1

Valde Connections, Inc.
(Name of small business issuer in its charter)

Colorado
State of incorporation

7200
Primary Standard Industrial
Classification Code Number

84-1536670
IRS Employer
Identification No.

1180 Spring Centre South Blvd., Suite 310
Altamonte Springs, Florida 32714
(407) 970-8460
Principal Executive Offices

1180 Spring Centre South Blvd., Suite 310
Altamonte Springs, Florida 32714
(407) 970-8460
Principal Place of Business

Stephen W. Carnes
1180 Spring Centre South Blvd., Suite 310
Altamonte Springs, Florida 32714
(407) 970-8460
Name, address, and telephone number of agent for service

CALCULATION OF REGISTRATION FEE

Title of each class of	Amount to be	Proposed maximum	Proposed maximum	Amount of
securities to be registered	registered	offering price per unit	aggregate offering price	registration fee
Common Shares	3,680,800	$ 0.1358	$ 500,000	$ 40.45

Estimated for calculation of registration fee only pursuant to Rule 457 of Regulation C.
Represents currently outstanding shares of common stock to be registered.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. [ ]

Approximate date of proposed sale to the public: As soon as practical following the effective date of registration.

- I -

Valde Connections, Inc.
1180 Spring Centre South Blvd., Suite 310
Altamonte Springs, Florida 32714
(407) 970-8460

Common Stock: 3,680,800 Shares

Valde Connections, Inc. is registering 3,680,800 shares of common stock which are issued and outstanding, and were acquired by security holders in private transaction exempt from the registration requirements of the Securities Act of 1933. Valde Connections, Inc. shall bear all costs associated with the registration of the 3,680,800 issued and outstanding shares, and will receive no proceeds from any sale of these common stock shares by selling security holders.

The common stock of Valde Connections, Inc. is currently listed on the OTC Bulletin Board Exchange under the symbol "VLDE".

     This offering will expire 12 months from the date of this prospectus. There is no minimum number of securities that must be sold in the in the offering. Valde Connections, Inc. may extend this offering for an additional 90 days, solely at the discretion of the Valde Connections, Inc.

The date of this offering prospectus is June 27, 2003.

	Common Stock: 3,680,800 shares
	Offering Price: $ 0.1358 Per Share
		Proceeds to
	Price to Subscribers	Selling Security Holders
Per Unit	$0.1358	$0.1358
Total	$500,000	$500,000

The proceeds include no provision for deducting estimated costs of $15,000.00 for legal, accounting, promotion, printing, and other expenses incurred in this offering.

Valde Connections, Inc. will bear all such costs and will receive no proceeds from any sale of these common stock shares by selling security holders.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission or regulatory agency, nor have these authorities passed upon the accuracy or adequacy of this document. Any representation to the contrary is a criminal offense.

Investment in small businesses involves a high degree of risk, and investors should not invest any funds in this offering unless they can afford to lose their entire investment. Refer to Risk Factors, page 4.

______________________________________________________________________________________

- II -

Table of Contents

Part I
RISK FACTORS	4
USE OF PROCEEDS	5
DETERMINATION OF OFFERING PRICE	5
DILUTION	5
Net Tangible Book Value	5
Capitalization	6
SELLING SECURITY HOLDERS	7
PLAN OF DISTRIBUTION	8
LEGAL PROCEEDINGS	9
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	9
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	10
DESCRIPTION OF SECURITIES	10
INTEREST OF NAMED EXPERTS AND COUNSEL	11
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	11
ORGANIZATION WITHIN LAST FIVE YEARS	12
DESCRIPTION OF BUSINESS	12
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	13
DESCRIPTION OF PROPERTY	13
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	14
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	14
EXECUTIVE COMPENSATION	15
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	15
FINANCIAL STATEMENTS	16
Part II
INDEMNIFICATION OF DIRECTORS AND OFFICERS	36
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	36
RECENT SALES OF UNREGISTERED SECURITIES	36
EXHIBITS	37
Index to Exhibts	37
Description of Exhibits	37
UNDERTAKINGS	38

SIGNATURES	39

This Offering Circular, together with Financial Statements and other attachments consists of a total of 35 pages.

III

Valde Connections, Inc.

Risk Factors

Risks Related to Business

1.

Valde Connections, Inc. is a "development stage" company and is an investment risk because of significantly limited operations to date.

Valde Connections, Inc. is in the development stage and has had significantly limited operations to date. Valde Connections, Inc. has not been able to establish profitable operations to date and there is no historical basis to expect that sufficient revenues will be generated by the planned efforts.

2.

Valde Connections, Inc. is an investment risk because the business model and marketing strategies planned are not proven. If this model and strategies are unsuccessful Valde Connections, Inc. may not establish a sufficient number of outlets, nor attract enough customers to generate sales sufficient to become profitable.

Valde Connections, Inc. has no established basis to assure investors that business or marketing strategies will be successful. A lack of achieving significant revenues to date implies uncertainty as to the amount and adequacy of future sales; as well as Valde Connections, Inc.'s ability to establish a sufficient number of outlets, and attract the number of customers needed to generate adequate revenues.

3.

Valde Connections management and employees devote substantial time to other interests, in conflict with time required for the interest of Valde Connections, Inc.

The management and employees of Valde Connections currently devote time to other interests; either individually or through businesses, in which they have an interest, notwithstanding the fact that time may be necessary to the business of Valde Connections, Inc. Valde Connections does not currently have any full-time employees; and does not anticipate having any full-time employees until such time as operations can support such employment. As a result, certain conflicts of interest may arise between Valde Connections and its employees that may not be readily susceptible to resolution.

Risks Related to Our Common Stock

4.

Investors may be exposed to price fluctuations or be unable to sell their securities.

Valde Connections, Inc.'s common stock may be designated as a "penny stock", defined as any equity security that has a market price of less than $5.00 per share. Material risks associated with penny stocks include price fluctuations and the lack of a liquid market for such securities. Penny stock regulations require broker-dealers to satisfy special sales practice requirements that may result in additional risks. Investors may find it difficult to find a suitable buyer for their stock and may experience extreme price fluctuations resulting from a small volume of sales.

5.

The price of our Common Stock is volatile, and is likely to continue to fluctuate due to reasons beyond our control.

The market price of the Common Stock has been, and likely will continue to be highly volatile. Factors, including our or our competitors’ financial results, clinical trial and research development announcements and government regulatory action affecting our potential products in both the United States and foreign countries, have had, and may continue to have, a significant effect on our results of operations and on the market price of our Common Stock. We cannot assure you that your initial investment in our common stock will not fluctuate significantly. One or more of these factors could significantly harm our business and cause a decline in the price of our common stock in the public market.

6.

By further increasing the number of shares of our common stock that may be sold into the market, this offering could cause the market price of our common stock to drop significantly, even if our business is doing well.

On May 12, 2003, we completed a private placement financing in which we sold the selling stockholders 1,472,320 shares of our common stock and agreed to sell an additional $250,000 of our common stock upon the effectiveness of the registration statement of which this prospectus is a part. We agreed to register for resale the common stock issued that were issued in the financing.

Valde Connections, Inc.

Risk Factors (continuation)

All of these shares of common stock will be freely saleable beginning on the date of this prospectus. The 3,680,800 shares covered by this prospectus represent approximately 11% of the total number of our shares of common stock that are currently issued and outstanding. Sales of these shares in the public market, or the perception that future sales of these shares could occur, could have the effect of lowering the market price of our common stock below current levels and make it more difficult for us and our shareholders to sell our equity securities in the future.

The principal terms and conditions of the financing and other contractual obligations are set forth in (i) the Securities Purchase Agreement, dated May 12, 2003 and (ii) the Registration Rights Agreement, dated May 12, 2003, each of which has been filed as an exhibit to the Registration Statement on Form SB-2, of which this prospectus forms a part. You are encouraged to review the full text of these documents.

Use of Proceeds

Valde Connections, Inc. is registering 3,680,800 shares of common stock which are issued and outstanding, and were acquired by security holders in private transaction exempt from the registration requirements of the Securities Act of 1933. Valde Connections, Inc. shall bear all costs associated with the registration of the 3,680,800 issued and outstanding shares, and will receive no proceeds from any sale of these common stock shares by selling security holders.

Determination of Offering Price

2,944,640 shares of the common stock of Valde Connections, which is issued and outstanding, and were acquired by security holders in private transactions exempt from the registration requirements of the Securities Act of 1933, will be registered by the registration statement of which this prospectus is a part.

Subject to applicable rules and restrictions of the Securities Act of 1933, security holders may from time to time sell the shares on the OTC Bulletin Board, or any other securities exchange or automated quotation system on which the common stock may be listed or traded, in negotiated transactions or otherwise, at the prices then prevailing or related to the then current market price or at negotiated prices. Valde Connections shall neither be involved in determination of the price nor shall receive any proceeds from the sale of any shares sold by selling security holders.

Dilution

Net Tangible Book Value

Valde Connections, Inc.'s net tangible book value at the quarter ending March 31, 2003 was ($9,168) or (.0003) per share. Valde Connections, Inc. undertakes the registration of common stock previously issued and acquired by security holders in private transactions exempt from registration requirements. Valde Connections, Inc. shall receive no proceeds from the sale of these securities by selling security holders and, therefore, the net tangible book value of the company will neither be affected by an increase or decrease in the value of the company nor the number of common shares outstanding.

Valde Connections, Inc. common stock is currently listed on the NASDAQ Bulletin Board under the symbol "VLDE". The low bid price of Valde Connections, Inc.'s common stock at March 26, 2003 was $0.23 per share (see Market for Common Equity and Related Stockholder Matters, page 14).

Valde Connections has 50,000,000 shares of common stock authorized; and, 32,240,000 shares of common stock issued and outstanding at March 31, 2003. Beneficial owners hold 22,680,000 shares of the issued and Par or stated value per share, if any: $ 0.0001   Number of common shares reserved to meet conversion requirements or for the issuance upon exercise of options, warrants or rights: 0 shares.

Valde Connections, Inc.

Selling Security Holders

On May 12, 2003 we entered into a securities purchase agreement for the sale of $500,000 of our common stock and warrants in a private placement exempt from the registration requirements of the Securities Act. This prospectus relates to the resale from time to time of up to a total of 3,680,800 shares of our common stock by the selling stockholder.

Pursuant to the terms of the financing, we filed a Registration Statement on Form SB-2, of which this prospectus constitutes a part, in order to permit the selling stockholder to resell to the public the shares of our common stock issued in connection with this transaction. The selling stockholder has represented to us that they have obtained the shares for their own account for investment only and not with a view to, or resale in connection with, a distribution of the shares, except through sales registered under the Securities Act or exemptions thereto.

The following table, to our knowledge, sets forth information regarding the beneficial ownership of our common stock by the selling stockholder as of June 16, 2003 and the number of shares being offered hereby by the selling stockholder. For purposes of the following description, the term “selling stockholder” includes pledgees, donees, permitted transferees or other permitted successors-in-interest selling shares received after the date of this prospectus from the selling stockholder. The information is based in part on information provided by or on behalf of the selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares, as well as any shares as to which the selling stockholder has the right to acquire beneficial ownership within sixty (60) days after June 16, 2003 through the exercise or conversion of any stock options, warrants, convertible debt or otherwise. Unless otherwise indicated below, each selling stockholder has sole voting and investment power with respect to its shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the selling stockholder. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

	Shares		Shares
	Beneficially		Beneficially
	Owned	Shares	Owned
	Prior to	Being	After
	Offering	Offered(2)	Offering(3)
Selling Stockholder	Number Percent (1)		Number	Percent
Alpha Capital AG	2,944,640 9.2% 3,680,800		--	--
Lettstrasse 32
Furstentum 9490
Vaduz, Liechtenstein

(1)

Percentages prior to the offering are based on 32,340,000 shares of common stock that were issued and outstanding as of March 31, 2003.

(2)

We are registering an additional 25% of the shares issued and to be issued in the event of a dilutive event that triggers the anti-dilution provisions in the agreements.

(3)

We do not know when or in what amounts the selling stockholders may offer for sale the shares of common stock pursuant to this offering. The selling stockholders may choose not to sell any of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares of common stock pursuant to this offering, and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the shares of common stock, we cannot estimate the number of shares of common stock that the selling stockholders will hold after completion of the offering. For purposes of this table, we have assumed that the selling stockholders will have sold all of the shares covered by this prospectus upon the completion of the offering.

None of the named security holders have held any position, office, or material relationship within the past three years with Valde Connections, Inc. or any predecessor or affiliates.

All amounts shown represent shares of common stock of Valde Connections, Inc.

Valde Connections, Inc.

Plan of Distribution

Registration of Outstanding Shares

Valde Connections, Inc. undertakes the registration of 3,680,800 shares of common stock that are currently issued and outstanding. These common shares were acquired by security holders in private transactions exempt from the registration requirements of the Securities Act of 1933. Valde Connections shall bear all cost associated with the registration of the 3,680,800 issued and outstanding shares.

Upon the effective date of the registration statement of which this prospectus is a part, the 3,680,800 shares of common stock currently issued and outstanding will no longer be subject to Rule 144 of the Securities Act of 1933. Subject to applicable rules and restrictions of the Securities Act of 1933, security holders may from time to time sell the shares on the OTC Bulletin Board, or any other securities exchange or automated quotation system on which the common stock may be listed or traded, in negotiated transactions or otherwise, at the prices then prevailing or related to the then current market price or at negotiated prices. Valde Connections shall neither be involved in determination of the price nor shall receive any proceeds from the sale of any shares sold by selling security holders. The common shares of Valde Connections, Inc. are currently listed on the OTC Bulletin Board Exchange under the symbol "VLDE".

Plan of Distribution

The Selling Stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling shares:

·	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
·	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
·	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
·	an exchange distribution in accordance with the rules of the applicable exchange;
·	privately negotiated transactions;
·	settlement of short sales;
·	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;
·	a combination of any such methods of sale; and
·	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Stockholder to include the pledgee, transferee or other successors in interest as Selling Stockholder under this prospectus.

The Selling Stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder have informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

Valde Connections, Inc.

The Company is required to pay all fees and expenses incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Legal Proceedings

The officers and directors Valde Connections, Inc. are aware of no past, pending or threatened litigation or administrative action which would have any material effect upon Valde Connections, Inc.'s business, financial condition, or operations, including any such litigation or action involving Valde Connections, Inc.'s officers, directors, or other key personnel.

Directors, Executive Officers, Promoters and Control Persons

The directors and officers are as follows:

NAME		POSITION(S)	TENURE
Stephen W. Carnes		President, Director	January 20, 2003 to present

Office Street Address:		1180 Spring Centre South Blvd., Suite 310
Altamonte Springs, Florida 32714
	Telephone:	(760) 535-5691

Mr. Stephen W. Carnes serves as the President of Valde Connections, Inc. and is the company's sole director.

Employment History

Employer	Title	Dates of Position

Valde Connections, Inc. (OTC BB: VLDE)	President and CEO	February 2003 to Present

Self-employed as an independent manufacturers representative acting as an outside sales representative for various
companies		1998 to 2003

Founder and co-owner of a private public relations firm that assisted companies with marketing and public relations
2000 to 2003

Education
1982 to 1986, Indiana University at Fort Wayne, Indiana
Received a B.S. degree in Business Administration

The directors shall be elected at an annual meeting of the stockholders and except as otherwise provided within the Bylaws of Valde Connections, Inc., as pertaining to vacancies, shall hold office until his successor is elected and qualified.

Valde Connections, Inc.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, all individuals known to beneficially own 5% or more of the Company's common stock, and all officers and directors of the registrant, with the amount and percentage of stock beneficially owned as of January 20, 2003:

Name and Address	Amount and Nature	Percent
of Beneficial Holder	of Beneficial Ownership	of Class

Stephen W. Carnes	20,679,960 shares	63.9%
1180 Spring Centre South Blvd.
Suite 310
Altamonte Springs, FL 32714

Valdemar Castro	2,000,040 shares	6.2%
1180 Spring Centre South Blvd.
Suite 310
Altamonte Springs, FL 32714

Description of Securities

Valde Connections, Inc. undertakes the registration of common shares that were acquired by security holders in private transactions exempt from the registration requirements of the Securities Act of 1933.

The total number of shares of all classes of capital stock which the corporation has authority to issue is 60,000,000 of which 10,000,000 are shares of preferred stock, $.001 par value per share, and 50,000,000 are shares of common stock, $.0001 par value per share, and the designations, preferences, limitations and relative rights of the shares of each class shall be as follows:

(a)

Shares of Preferred Stock. The corporation may divide and issue the shares of preferred stock in series. Shares of preferred stock of each series, when issued, shall be designated to distinguish them from the shares of all other series. The Board of Directors is hereby vested with authority to divide the class of shares of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by these Articles of Incorporation and the Colorado Corporation Code in respect of the following:

(i)	The number of shares to constitute such series, and the distinctive designations thereof;
(ii)	The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividends shall accrue;
(iii)	Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;
(iv)	The amount payable upon shares in event of involuntary liquidation;
(v)	The amount payable upon shares in event of voluntary liquidation;
(vi)	Sinking fund or other provisions, if any, for the redemption or purchase of shares;
(vii)	The terms and conditions upon which shares may be converted, if the shares of any series are issued with the privilege of conversion;
(viii)	Voting powers, if any; and
(ix)	Any other relative rights and preferences of shares of such series, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

Valde Connections, Inc.

(b)

Shares of Common Stock. The rights of holders of shares of common stock to receive dividends or share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the corporation shall be subject to the preferences, limitations and relative rights of the shares of preferred stock fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the corporation providing for the issuance of one or more series of shares of preferred stock.

The capital stock, after the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation. Any stock of the corporation may be issued for money, property, services rendered, labor done, cash advances for the corporation or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock when issued shall be fully-paid and non-assessable.

Currently no shares of Preferred Stock are issued and outstanding and the Board of Directors has not determined any rights or preferences related to any of the Preferred Stock.

Penny Stocks

The Securities and Exchange Commission has adopted a rule that includes the definition of a "penny stock" as any equity security that has a market price of less than $5.00 per share. The company's common stock may be designated a “penny stock” as defined by Rule 3a51-1 of the Securities Exchange Act. For any transaction involving a penny stock, the rules require that; the broker or dealer approve a person's account for transactions in penny stocks; and, the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information, investment experience, and objectives of the person, make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. In addition to the additional disclosure requirements, material risks associated with penny stocks include price fluctuations and the lack of a liquid market for such securities. Investors may find it difficult to find a suitable buyer for their stock and may experience extreme price fluctuations resulting from a small volume of sales.

Interest of Named Experts and Counsel

Valde Connections, Inc. did not hire or cause to be hired any "expert" or "counsel" on a contingent basis, whereas such "expert" or "counsel" would receive a direct or indirect interest in Valde Connections, Inc.; or was a promoter, underwriter, voting trustee, director, officer, or employee of Valde Connections, Inc.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general corporation law of the State of Colorado from time to time against all expenses, liability and loss (including attorney's fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person; and shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under the Articles of Incorporation of Valde Connections, Inc.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Valde Connections, Inc.

Organization within Last Five Years

Valde Connections, Inc. was incorporated in the State of Colorado on March 15, 2000 as JDLPhotos.com, Inc. Through January 20, 2003, JDLPhotos.com, Inc. was located in Longmont, Colorado and was a retailer of matted and framed photographs. Photographs were sold at art shows and via the Internet. Since inception, JDLPhotos.com had insufficient revenues to support business operations and, through decision of the Board of Directors, determined to alter the company's business direction.

On January 20, 3003, the Board of Directors determined to alter the business direction from retail sales of matted and framed photographs to providing services, sales, and marketing in the hair salon, spa and modeling industries. The company transferred the business of JDLPhotos.com, Inc. back to a majority shareholder and underwent a change of control. Effective February 10, 2003, the company changed its name from JDLPhotos.com, Inc. to Valde Connections, Inc. Valde Connections, Inc. is based in Altamonte Springs, Florida; its business direction is in the hair salon, spa and modeling industries.

Description of Business

General

Valde Connections, Inc. has authorized 50,000,000 shares of common stock, par value $.0001 and 10,000,000 shares of preferred stock, par value $.001. At February 11, 2003; 32,340,000 shares of common stock were issued and outstanding; No preferred shares have been issued.

The common stock of Valde Connections, Inc. common stock is traded on the NASDAQ Bulletin Board under the symbol VLDE.

The Company has a December 31st fiscal year end.

Description of Business

Valde Connections, Inc. is based in Altamonte Springs, Florida; its business direction and focus is in the hair salon, spa and modeling industries.

Valde Connections, Inc. is in the process of developing a business plan to address operations, services, sales and marketing in the hair salon, spa and modeling industries. The company is finalizing agreements to operate two salons and day spas. One will operate from the Main Street Inn, located in Hilton Head South Carolina. The other is an existing Day Spa in the Central Florida Area.

Initially, Valde Connections, Inc. will seek to acquire existing Spas or develop new spa facilities in existing hotel locations. Valde Connections, Inc. does not have any operating spa facilities and is not generating any revenue from operations at this time.

Employees

Currently, the company has one employee, the President and sole Director of the company.

Valde Connections, Inc.

Management's Discussion and Analysis or Plan of Operation

Overview

Management is currently in the process of determining the organization and infrastructure necessary to pursue the Company's new business direction, as well as completing and finalizing the Valde Connections' business plan. On March 3, 2003, the Company signed a Letter of Intent with Main Street Inn Development Company, LLC ("MSIDC") to build and operate a hair salon and day spa within the Main Street Inn. The company is finalizing an agreement to operate a salon and day spa inside the Main Street Inn, located in Hilton Head South Carolina.

On April 7, 2003, the Company signed a Letter of Intent with a combination salon and day spa, whereby the Company would acquire all of the outstanding common shares of the salon in exchange for common stock of the Company, which is intended to qualify as tax-free exchange. The salon would then be merged into the Company upon the closing of the Definitive Agreement.

The Company plans to pursue a business strategy of identifying profitable clinical day spa and salons for potential acquisitions as a means of increasing the growth rate of revenues in addition to potential future Company expansion through means of building locations from the ground up. The Company will continue to seek partners, such as hotels that are located in resort destinations, as well as other potential high profile business partnerships. Such partnerships will enable the Company to grow by building clinical day spa and salons in upscale high traffic locations throughout the United States.

Inherent in the Company’s business are various risks and uncertainties, including its limited operating scale and its lack of operating history. The Company’s future success will be dependent upon its ability to provide effective and competitive products, its ability to develop and provide new services or products that meet customers changing requirements and respond to emerging industry standards on a timely and cost-effective basis.

Forward-Looking Statements

Certain statements concerning the Company's plans and intentions included herein may constitute forward-looking statements for purposes of the Securities Litigation Reform Act of 1995 for which the Company claims a safe harbor under that Act. There are a number of factors that may affect the future results of the Company, including, but not limited to, (a) the ability of the company to obtain additional funding for operations, (b) the continued availability of management to develop the business plan and (c) successful development and market acceptance of the company’s products.

Description of Property

Valde Connections, Inc. currently is provided office space from its President which consists of approximately two thousand square feet in an office building.

Valde Connections, Inc.

Certain Relationships and Related Transactions

Valde Connections, Inc. rented space from the past president and paid associated utilities expense and property taxes. These expenses totaled $4,843 for the fiscal year ended December 31, 2002.

Officers contributed office space to the Company for the three months ended March 31, 2003. The office space was valued at $2,685 per month based on the market rate in the local area and is carried as contributed rent expense with a corresponding credit to additional paid-in capital.

Officers contributed time and effort to the Company valued at $61,250 for the three months ended March 31, 2003. The time and effort was valued by the officers at $125 per hour based on the level of services performed and is carried as contributed services with a corresponding credit to additional paid-in capital.

An officer of the Company paid expenses on behalf of the Company totaling $8,168 during the three months ended March 31, 2003. At March 31, 2003, the balance owed by the Company to the officer totaled $8,168, which is carried as an "indebtedness to related party".

Market for Common Equity and Related Stockholder Matters

Market Information

As of February 14, 2003 the Valde Connections, Inc. common stock was listed on the NASDAQ Bulletin Board under the symbol "VLDE". Prior to that the common stock was listed under the symbol “JDLP” (effective 5/24/2002). The first available quotes on the bulletin board appeared in the first quarter of 2003. The quotations provided are for the over the counter market which reflect interdealer prices without retail mark-up, mark-down or commissions, and may not represent actual transactions. The bid prices included below have been obtained from sources believed to be reliable (YAHOO, finance as of March 26, 2003):

	High	Low
Period Ending
January 28, 2003	$0.01	$0.01
February 26, 2003	$0.29	$0.24
March 26, 2003	$0.24	$0.23

Holders

Valde Connections. Inc. had 32,340,000 shares of common stock issued and outstanding as of February 11, 2003, which were held by approximately 42 shareholders. Valde Connections, Inc. has currently 0 shares of preferred stock issued and outstanding.

Recent Issuance of Securities

On January 20, 2003, the Company transferred its photography business and substantially all of its assets back to its president (and majority shareholder) in exchange for the cancellation of all of the common stock of the Company held by the president. In addition, 50,000 shares of common stock previously issued to the Company’s attorney for services were cancelled.

Also, on January 20, 2003, the Company issued 1,080,000 shares of its common stock to new management. New management is in the process of establishing a new business plan for the Company.

On January 27, 2003, the Company executed a twenty-for-one stock dividend for shareholders of record on January 24, 2003. As a result of the stock dividend, the number of common shares issued and outstanding increased from 1,540,000 to 32,340,000.

Dividend Policy

Valde Connections, Inc. has not paid a cash dividend on its common stock in the past 12 months. The company does not anticipate paying any cash dividends on its common stock in the next 12 month period. Management anticipates that earnings, if any, will be retained to fund the company's working capital needs and the implementation of its business plan. The payment of any dividends is at the discretion of the Board of Directors.

On January 27, 2003, the Company executed a twenty-for-one stock dividend for shareholders of record on January 24, 2003. As a result of the stock dividend, the number of common shares issued and outstanding increased from 1,540,000 to 32,340,000.

Valde Connections, Inc.

Executive Compensation

Board of Director Meetings and Committees

The Board of Directors held no meetings during the year ended December 31, 2002, but entered into various consent resolutions in lieu of meetings.

Compensation Summary

The following sets forth the aggregate cash compensation paid for services rendered during the last fiscal year.

	Fiscal	Salary		Other
Name and Principal Position	Year	Compensation	Bonus	Compensation
James J. DeLutes	2002	$ 36,000.00	0	0
Past President and Director

Notes:

As of December 31, 2002, we had no group life, health, hospitalization, medical reimbursement or relocation plans in effect. Further, we had no pension plans or plans or agreements which provide compensation on the event of termination of employment or change in control of us.

We do not pay members of our Board of Directors any fees for attendance or similar remuneration or reimburse them for any out-of-pocket expenses incurred by them in connection with our business.

Compensation of Directors

There was no compensation paid to any directors of Valde Connections, Inc. as director’s fees.

Employment Agreements

No formal employment agreements currently exist with any officer or employee. An employment agreement with the President is contemplated in the near future but the terms have not been determined at this time.

A consulting agreement was entered into in March of 2003 with an independent health and fitness advisor for stock compensation of 7,500 common shares payable quarterly with 10,000 common shares payable on signing. This agreement is renewable in six month intervals and can be terminated 30 days prior to any renewal period.

Long-Term Incentive Plan

None

Section 16(a) Beneficial Ownership Reporting Compliance

To the best knowledge of the Company, based on reports received pursuant to rule16a-3(e) of the1934 act, all reports required to be filed pursuant to rule 16a-3(e) were filed as of the date of this report.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no disagreements between the Company and its independent accountants on any matter of accounting principles or practices or financial statement disclosure.

Valde Connections, Inc.

Financial Statements

Reporting Period Ending March 31, 2003

Valde Connections, Inc. includes herein, the Company's financial statements, for the period ending March 31, 2003; as presented in the Company's Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on May 20, 2003.

Page
Number
Condensed Balance Sheet as of March 31, 2003 (unaudited)	17
Condensed Statements of Operations, for the three months
ended March 31, 2003 and 2002 (unaudited)	18
Condensed Statements of Cash Flows, for the three months
ended March 31, 2003 and 2002 (unaudited)	19
Notes to Condensed Financial Statements (unaudited)	20 - 22

Reporting Period Ending December 31, 2002

Valde Connections, Inc. includes herein, the Company's financial statements, for the period ending December 31, 2002, as presented in the Company's Annual Report on Form 10-KSB, as amended, for the fiscal year ending December 31, 2002; filed with the Securities and Exchange Commission on April 24, 2003.

Page
Number
Independent Auditor's Report	23
Financial Statements
Balance Sheet	24
Statements of Operations	25
Statement of Changes in Shareholders’ Equity	26
Statements of Cash Flows	27
Notes to Financial Statements	28 - 34

Valde Connections, Inc.
Quarterly Financial Statements for the Period Ending March 31, 2003

CONDENSED BALANCE SHEET
(Unaudited)
March 31, 2003

	Assets

Total Assets		$ -

	Liabilities and Stockholders' Deficit

Current Liabilities
Indebtedness to related party (Note C)		$8,168
Accrued liabilities		1,000
Total current liabilities		9,168

Shareholders' deficit (Note E)
Preferred stock		-
Common Stock		3,234
Additional paid-in capital		195,941
Retained loss		(208,343)
Total shareholders' deficit		(9,168)

Total liabilities and shareholders' deficit		$ -

The accompanying notes are an integral part of these financial statements.

Valde Connections, Inc.
Quarterly Financial Statements for the Period Ending March 31, 2003

	CONDENSED STATEMENTS OF OPERATIONS
	(Unaudited)

	For the Three Months Ended
	March 31, 2003	March 31, 2002

Revenues	$ -	$ 12,797
Costs and expenses
Cost of revenues	-	4,292
Selling	-	9,062
Stock-based compensation:
Business plan services (Note B)	10,800	-
Contributed rent and services (Note C)	69,305	-
General and administrative	4,168	23,331
Total costs and expenses	84,273	36,685
Operating loss	(84,273)	(23,888)
Other income (expense):
Interest expense, related parties	-	(140)
Interest income	-	178
Other income	-	124
Loss before income taxes	(84,273)	(23,726)

Provision for income taxes (Note D)	-	-
Net loss	$ (84,273)	$ (23,726)

Weighted average loss per share:
Basic and diluted	$ (0.00)	$ (0.00)

Weighted average number of shares of
common stock outstanding	23,730,000	6,510,000

The accompanying notes are an integral part of these financial statements.

Valde Connections, Inc.
Quarterly Financial Statements for the Period Ending March 31, 2003

CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended
	March 31, 2003	March 31, 2002

Cash Flows from Operating Activities:
Net cash used in operating activities	$ (22,471)	$ (27,001)

Cash Flows from Investing Activities:
Capital expenditures	-	(175)
Net cash used in investing activities	-	(175)

Cash Flows from Financing Activities:
Proceeds from officer advances (Note C)	8,168	-
Net cash provided by financing activities	8,168	-

Net change in cash	(14,303)	(27,176)
Cash at beginning of period	14,303	78,840
Cash at end of period	$ -	$ 51,664
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$ -	$ -
Income Taxes	$ -	$ -

The accompanying notes are an integral part of these financial statements.

Valde Connections, Inc.
Quarterly Financial Statements for the Period Ending March 31, 2003

NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note A: Basis of presentation

The interim financial statements presented herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The interim financial statements should be read in conjunction with the Company’s annual financial statements for the year ended December 31, 2002, notes and accounting policies thereto included in the Company’s Annual Report on Form 10-KSB as filed with the SEC.

In the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to provide a fair presentation of operating results for the interim period presented have been made. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the year.

Interim financial data presented herein are unaudited.

Note B: Nature of Business

Through January 20, 2003, JDLPhotos.com, Inc. (referred to as the “Company”) was a retailer of matted and framed photographs located in Longmont, Colorado. Photographs were sold at art shows and via the Internet. On January 20, 2003, the Company transferred its business back to its majority shareholder and underwent a change in control.

Change in Control

On January 20, 2003, the Company transferred its photography business and substantially all of its assets back to its president (and majority shareholder) in exchange for the cancellation of all of the common stock of the Company held by the president. In addition, 50,000 shares of common stock previously issued to the Company’s attorney for services were cancelled. This transaction has left the Company as a public shell corporation.

Also, on January 20, 2003, the Company issued 1,080,000 shares of its common stock to new management in exchange for establishing a new business plan for the Company. On the transaction date, the Company’s common stock had no reliable market value. The value of the transaction could not be objectively measured as the services were rendered by related parties. The shares were valued by the Board of Directors at $.01 per share based on the estimated fair value of the services. Stock-based compensation expense of $10,800 was recognized in the accompanying financial statements for the three months ended March 31, 2003.

Name Change

Effective February 10, 2003, the Company changed its name from JDLPhotos.com, Inc. to Valde Connections, Inc.

Valde Connections, Inc.
Quarterly Financial Statements for the Period Ending March 31, 2003

NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note C: Related Party

Officers contributed office space to the Company for the three months ended March 31, 2003. The office space was valued at $2,685 per month based on the market rate in the local area and is included in the accompanying unaudited condensed financial statements as contributed rent expense with a corresponding credit to additional paid-in capital.

Officers contributed time and effort to the Company valued at $61,250 for the three months ended March 31, 2003. The time and effort was valued by the officers at $125 per hour based on the level of services performed and is included in the accompanying unaudited condensed financial statements as contributed services with a corresponding credit to additional paid-in capital.

An officer of the Company paid expenses on behalf of the Company totaling $8,168 during the three months ended March 31, 2003. At March 31, 2003, the balance owed by the Company to the officer totaled $8,168, which is included in the accompanying unaudited condensed financial statements as Indebtedness to Related Party.

Note D: Income Tax

The Company records its income taxes in accordance with Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes”. The Company incurred net operating losses during the three months ended March 31, 2003 resulting in a deferred tax asset, which was fully allowed for; therefore, the net benefit and expense resulted in $-0- income taxes.

Note E: Shareholders’ Deficit

Following is a schedule of changes in shareholders’ deficit for the three months ended March 31, 2003:

			Additional
	Common stock		Paid-In	Retained
	Shares	Amount	Capital	Loss	Total
Balance, January 1, 2003	6,510,000	$ 651	$ 138,028	$ (124,070)	$ 14,609
January 2003, cancellation of common
stock held by former president and
attorney (see Note B)	(6,050,000)	(605)	(19,004)	-	(19,609)
January 2003, common stock issued to
officers in exchange for business
planning services ($.01 per share)
(see Note B)	1,080,000	108	10,692	-	10,800
January 2003, common stock dividend	30,800,000	3,080	(3,080)	-	-
Office space and services contributed
by an officer (see Note C)	-	-	69,305	-	69,305
Net loss for the three months
ended March 31, 2003	-	-	-	(84,273)	(84,273)
Balance, March 31, 2003	32,340,000	$ 3,234	$ 195,941	$ (208,343)	$ (9,168)

On January 27, 2003, the Company executed and twenty-for-one stock dividend for shareholders of record on January 24, 2003. As a result of the stock dividend, the number of common shares issued and outstanding increased from 1,540,000 to 32,340,000.

Valde Connections, Inc.
Quarterly Financial Statements for the Period Ending March 31, 2003

NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note F: Agreements

Letter of Intent

On March 3, 2003, the Company signed a Letter of Intent with a limited liability company (“LLC”) to build and operate a hair salon and day spa. Under the terms of the Letter of Intent, the Company and the LLC would share the costs of building the facility and in the subsequent revenues.

Consulting Agreement

On March 2, 2003, the Company signed a Consulting Agreement with an individual to provide health and fitness consulting services. The term of the Consulting Agreement is six months with an automatic renewal for an additional six months. In exchange for the services, the consultant will receive 7,500 shares of the Company’s common stock for every three month period that the Consulting Agreement is renewed. In addition, the consultant will receive 10,000 shares of the Company’s common stock as a signing bonus.

Note G: Subsequent Events

Letter of Intent

On April 7, 2003, the Company signed a Letter of Intent with a combination salon and day spa, whereby the Company would acquire all of the outstanding common shares of the salon in exchange for common stock of the Company, which is intended to qualify as tax-free exchange. The salon would then be merged into the Company upon the closing of the Definitive Agreement.

Common Stock

During April 2003, the Company issued 17,500 shares of its common stock pursuant to its Consulting Agreement (see Note F).

Valde Connections, Inc.
Annual Financial Statements for the Period Ending December 31, 2002

Independent Auditor's Report

To the Board of Directors and Shareholders:
Valde Connections, Inc. (formerly JDLPhotos.com, Inc.)

We have audited the accompanying balance sheet of Valde Connections, Inc. (formerly JDLPhotos.com, Inc.) as of December 31, 2002, and the related statements of operations, changes in shareholders’ equity, and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Valde Connections, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.

Effective January 20, 2003, the Company transferred its photography operations and substantially all of its assets (subject to related liabilities) to the Company’s former president. As part of this transaction, the Company also underwent a change in control and became a public shell company (see Note 6).

Cordovano and Harvey, P.C.
Denver, Colorado
March 14, 2003

Valde Connections, Inc.
Annual Financial Statements for the Period Ending December 31, 2002

BALANCE SHEET

December 31, 2002

Assets

Current Assets
Cash	$14,303
Merchandise inventories, at cost	13,077

Total Current Assets	27,380

Property and equipment, net (Note 3)	4,815
Intangible assets (Note 3)	800

$ 32,995

Liabilities and Shareholders' Equity

Current Liabilities
Accounts payable and accrued liabilities	$9,731
Indebtedness to related party (Note 2)	8,655

Total Current Liabilities	18,386

Shareholders' Equity

Preferred stock, $.001 par value; 10,000,000 shares authorized;
-0- shares issued and outstanding	-
Common stock, $.0001 par value; 50,000,000 shares authorized;
6,510,000 shares issued and outstanding	651
Additional paid-in capital	138,028
Retained deficit	(124,070)

Total Shareholders' Equity	14,609

$ 32,995

The accompanying notes are an integral part of these financial statements.

Valde Connections, Inc.
Annual Financial Statements for the Period Ending December 31, 2002

STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31,
	2002	2001

Revenues	$100,173	$97,278
Cost of revenues	30,516	26,709
Gross profit	69,657	70,569

Operating expenses:
Selling	42,982	27,413
General and administrative (Note 2 and 5)	100,108	76,313
Total operating expenses	143,090	103,726
Operating loss	(73,433)	(33,157)

Other income (expense):
Interest expense, related parties (Note 2)	-	(1,169)
Interest expense, other	(320)	-
Interest income	466	124
Loss before income taxes	(73,287)	(34,202)

Provision for income taxes (Note 4)	-	-

Net loss	$ (73,287)	$ (34,202)

Basic and diluted	$ (0.01)	$ (0.01)

Basic weighted average shares outstanding	6,510,000	6,055,897

The accompanying notes are an integral part of these financial statements.

Valde Connections, Inc.
Annual Financial Statements for the Period Ending December 31, 2002

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

	For the Years Ended December 31, 2002 and 2001

			Additional
	Common Stock		Paid-in	Retained
	Shares	Amount	Capital	Deficit	Total

Balance - December 31, 2000	6,050,000	$ 605	$ 42,966	$(16,581)	$26,990

Contributed services (Note 2)	-	-	4,667	-	4,667

Proceeds from private offering (Note 5)	460,000	46	114,954	-	115,000

Offering expenses (Note 5)	-	-	(24,559)	-	(24,559)

Net loss	-	-	-	(34,202)	(34,202)

Balance - December 31, 2001	6,510,000	651	138,028	(50,783)	(87,896)

Net loss	-	-	-	(73,287)	(73,287)

Balance - December 31, 2002	6,510,000	$ 651	$ 138,028	$ (124,070)	$ 14,609

The accompanying notes are an integral part of these financial statements.

Valde Connections, Inc.
Annual Financial Statements for the Period Ending December 31, 2002

STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31,
	2002	2001
Cash Flows from Operating Activities
Net Loss	$(73,287)	$(34,202)
Transactions not requiring cash:
Depreciation and amortization	3,857	4,239
Contributed services (Note 2)	-	4,667
Changes in operating assets and liabilities:
Inventory and other current assets	3,080	(2,200)
Advances and accrued expenses due to related party	2,346	10,226
Accounts payable and other current liabilities	1,004	7,704
Net cash used in operating activities	(63,000)	(9,566)
Cash Flows from Investing Activities
Capital expenditures	(1,536)	(4,395)
Net cash provided (used) in investing activities	(1,536)	(4,395)
Cash Flows from Financing Activities
Proceeds from issuance of notes payable	-	2,500
Payments on notes payable	-	(20,500)
Proceeds from private offering	-	115,000
Offering costs	-	(7,059)
Net cash provided by financing activities	-	89,941

Net change in Cash	(64,536)	75,980
Cash at beginning of period	78,839	2,859
Cash at end of period	$ 14,303	$ 78,839

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$ 320	$ 1,169
Income taxes	$ -	$ -

The accompanying notes are an integral part of these financial statements.

Valde Connections, Inc.
Annual Financial Statements for the Period Ending December 31, 2002

Notes to Financial Statements

Note 1 - Nature of Business and Summary of Significant Accounting Policies

Description of organization

Through January 20, 2003, JDLPhotos.com, Inc. (referred to as the “Company”) was a retailer of matted and framed photographs located in Longmont, Colorado. Photographs were sold at art shows and via the Internet. On January 20, 2003, the Company transferred its business back to its majority shareholder and underwent a change in control (see Note 6).

Effective February 10, 2003, the Company changed its name from JDLPhotos.com, Inc. to Valde Connections, Inc. The Company has developed a new business plan; however, it has limited capital with which to pursue its business plan. There can be no assurance that the Company’s future operations will be significant and profitable, or that the Company will have sufficient resources to meet its objectives.

Inherent in the Company’s business are various risks and uncertainties, including its limited operating scale and its lack of operating history. The Company’s future success will be dependent upon its ability to provide effective and competitive products, its ability to develop and provide new services or products that meet customers changing requirements, and its ability to use leading technologies to influence and respond to emerging industry standards on a timely and cost-effective basis.

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities; disclosure of contingent assets and liabilities at the date of the financial statements; and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Merchandise inventories

Merchandise inventories consist of supplies and matted and framed photographs and are valued at the lower of cost (average cost) or market.

Property, equipment and depreciation

Property and equipment are stated at cost. Depreciation is computed, for financial reporting purposes, over the estimated useful life of the assets using the straight-line method:

Office equipment	3 years
Furniture	10 years
Photography equipment	5 years

Intangible assets

Intangible assets consist of the software development costs related to the Company’s web site. The cost of developing and implementing its web site and related software is expensed until the Company has determined that the web site and related software will result in probable future economic benefits and management has committed to funding the project. Thereafter, all direct external implementation costs and purchased software costs are capitalized and amortized using the straight-line method over the remaining estimated useful lives, not exceeding three years, in accordance with Emerging Issues Task Force Issue No. 00-2 (“EITF 00-2”), “Accounting for Web Site Development Costs”.

Valde Connections, Inc.
Annual Financial Statements for the Period Ending December 31, 2002

Notes to Financial Statements

Deferred offering costs

Costs associated with its common stock offering, consisting of legal, accounting and printing costs were deferred until the offering was completed at which time the costs were offset against the offering proceeds.

Impairment of long-lived assets and certain identifiable intangibles

The Company evaluates the carrying value of its long-lived assets under the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Statement No. 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets’ carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

Revenue recognition

Revenue, derived principally from the sale of framed and unframed original photographs, is recognized when the photograph is delivered. The Company offers a full refund, less shipping and handling, to dissatisfied customers for a period of one year from date of purchase. There is no allowance for customer returns recorded in the accompanying financial statements, as a refund has never been claimed.

Income taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes”. SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities arise from the difference between the tax basis of an asset or liability and its reported amount on the financial statements. Deferred tax amounts are determined by using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted law. Valuation allowances are established when necessary to reduce the deferred tax assets to the amounts expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period plus or minus the change during the period in the deferred tax assets and liabilities.

Stock-based compensation

The Company accounts for stock-based compensation arrangements in accordance with Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” (SFAS 123) which permits the use of either a fair value based method or permits the continued use of the intrinsic value method as defined in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). Companies that elect to continue to apply the method provided in APB 25 are required to disclose the pro forma net income and earnings per share that would have resulted from the use of the fair value based method. The Company has elected to continue to determine the value of the stock-based compensation arrangements under the provisions of APB 25. However, there was no effect on net loss or loss per share. Accordingly, the pro forma disclosures required under SFAS 123 are not provided.

Valde Connections, Inc.
Annual Financial Statements for the Period Ending December 31, 2002

Notes to Financial Statements

Note 2 – Related Party Transactions

The Company accrued compensation to the President at $3,000 per month between January and June of 2001 and began to pay a cash salary to the President in July 2001. The accrued compensation by its President totaling $18,000 was offset by receivables in the amount of $7,774 and $3,917 owed to the Company by the President from prior years. The President also paid certain administrative expenses on behalf of the Company, of which $2,346 was owed to the President at December 31, 2002. As of December 31, 2002, the Company owed the President a total of $8,655 for unpaid compensation and expense reimbursements. This amount is included in the accompanying financial statements as indebtedness to related party at December 31, 2002.

For all periods presented, the Company rented space from the President (sole shareholder in 1999) and paid associated utilities expense and property taxes. These expenses totaled $4,843 and $4,445, respectively, for the years ended December 31, 2002 and 2001.

An officer of the Company provided services to the Company at no charge from January 1, 2001 through May 20, 2001. The fair value of the services was determined to be 4,666. The accompanying financial statements reflect a charge to operations and a corresponding credit to additional paid-in capital in the amount of $-0- and $4,666, respectively, for the years ended December 31, 2002 and 2001, to recognize the value of the services. These charges are included in general and administrative expenses.

During the years ended December 31, 2002 and 2001, the Company received $-0- and $2,500, respectively, in bridge financing from the President and an officer in exchange for promissory notes. The Company also owed the officers an additional $18,000 for bridge financing received in prior years. Bridge financing was provided to offset costs of the Company’s proposed common stock offering (See Note 5) and was expected to be repaid from its proceeds. The notes, plus accrued interest, were due on the closing date of the Company’s common stock offering, December 1, 2001. Interest on the bridge financing totaled $-0- and $1,169, respectively, for the years ended December 31, 2002 and 2001. The Company paid off all outstanding notes and accrued interest to the President and the officer prior to December 31, 2001.

On March 15, 2000, the Company entered into a License Agreement with its President and sole shareholder (the “Licensor”). The Licensor granted the Company the exclusive right and license, not including the right to sublicense to others, to use the transparencies of the Licensor to create prints for retail sale and distribution. In exchange, the Licensor will receive a royalty of ten percent of net revenue for each increment of $200,000 realized by the Company annually from the sale of prints created from the transparencies. The Agreement has an initial term of five years and may be renewed by the Company for a second five-year period upon approval by the Licensor. The net revenue in 2002 and 2001 did not exceed $200,000. No royalty expense has been accrued.

Valde Connections, Inc.
Annual Financial Statements for the Period Ending December 31, 2002

Notes to Financial Statements

Note 3 – Balance Sheet Components

Property and Equipment

Property and equipment consisted of the following at December 31, 2002:

Office equipment	$ 6,145
Furniture	812
Photography equipment	15,836
22,793
Less accumulated depreciation	(17,978)
$ 4,815

Depreciation expense for the years ended December 31, 2002 and 2001, respectively, was $2,258 and $2,640.

Intangible assets

Intangible assets consisted of the following at December 31, 2002:

Software development costs	$ 4,798
Less accumulated amortization	(3,998)
$ 800

Amortization is computed, for financial reporting purposes, over the estimated useful life of the web site (3 years) using the straight-line method. Amortization expense was $1,599 and $1,599, for the years ended December 31, 2002 and 2001, respectively.

Valde Connections, Inc.
Annual Financial Statements for the Period Ending December 31, 2002

Notes to Financial Statements

Note 4 – Income Taxes

A reconciliation of U.S. the statutory federal income tax rate to the effective rate is as follows for the years ended December 31, 2002 and 2001:

		For the Years Ended
		December 31,
		2002	2001

U.S. statutory federal rate, graduated		17.85%	15.65%
State income tax rate, net of federal benefit		3.80%	4.99%
Permanet book-to-tax differences		0.00%	-7.28%
Net operating loss carry forward		-21.65%	-13.36%
	Effective tax rate	0.00%	0.00%

At December 31, 2002, the Company’s current tax benefit consisted of a net tax asset of $20,065, due to operating loss carryforwards of $95,455, which was fully allowed for, in the valuation allowance of $20,065. The valuation allowance results in deferred tax expense, which offsets the net deferred tax asset for which there is no assurance of recovery. The changes in the valuation allowance for the years ended December 31, 2002 and 2001 totaled $15,867 and $5,593, respectively. Net operating loss carryforwards will expire through 2022.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change, as defined in Section 382 of the Internal Revenue Code, the Company’s tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation which could reduce or defer the utilization of those losses.

Note 5 - Shareholder's Equity

Preferred stock

The preferred stock may be issued in series as determined by the Board of Directors. As required by law, each series must designate the number of shares in the series and each share of a series must have identical rights of (1) dividend, (2) redemption, (3) rights in liquidation, (4) sinking fund provisions for the redemption of the shares, (5) terms of conversion and (6) voting rights. The Company is authorized to issue 10,000,000 of its $0.001 par value preferred stock. No preferred stock was issued and outstanding at December 31, 2002.

Common stock

The Company is authorized to issue 50,000,000 of its $0.0001 par value common stock. As of December 31, 2002, the Company had 6,510,000 shares of its common stock issued and outstanding.

Valde Connections, Inc.
Annual Financial Statements for the Period Ending December 31, 2002

Notes to Financial Statements

Private offering

The Company commenced an offering, pursuant to an exemption from registration requirements under Regulation A of the Securities Act of 1933, in October 2001 and closed such offering in November 2001. The Company received $115,000 in gross offering proceeds from the sale of 460,000 shares of its $.0001 par value common stock at $.25 per share. The Company paid a total of $24,559 in offering costs.

Note 6 - Subsequent Events

On January 20, 2003, the Company transferred its photography business and substantially all of its assets back to its president (and majority shareholder) in exchange for the cancellation of all of the common stock of the Company held by the president. In addition, 50,000 shares of common stock previously issued to the Company’s attorney for services were cancelled. This transaction left the Company as a public shell corporation. The income tax effects on the Company, if any, will be reported in the first quarter of 2003.

Also, on January 20, 2003, the Company issued 1,080,000 shares of its common stock to new management. New management is in the process of establishing a new business plan for the Company.

The following unaudited pro forma condensed balance sheet gives effect to the transfer of the Company’s business as if it had occurred at December 31, 2002. The unaudited pro forma financial information should be read in conjunction with the Company’s separate audited financial statements and notes thereto.

Valde Connections, Inc.
Pro Forma Balance Sheet
December 31, 2002	Actual			Pro Forma
(Unaudited)	Balance	Pro Forma		Balance
	Sheet	Adjustments		Sheet
Cash	$ 14,303	$ (14,303)	1	$ -
Inventory	13,077	(13,077)	1	-
Property and equipment, net	4,815	(4,815)	1	-
Intangible assets, net	800	(800)	1	-
Total Assets	$ 32,995	$ (32,995)		$ -

Accounts payable and accruals	$ 9,731	$ (4,731)	1	$ 5,000
Indebtedness to related party	8,655	(8,655)	1	-
Total Liabilities	. 18,386	(13,386)		5,000

Common stock	651	2,583	1,2,3,4	3,234
Additional paid-in capital	138,028	(22,192)	1,2,3,4	115,836
Retained deficit	(124,070)	-		(124,070)
Total Equity (Deficit)	14,609	(19,609)		(5,000)
Total Liabilities and Equity (Deficit)	$ 32,995	$ (32,995)		$ -

Valde Connections, Inc.
Annual Financial Statements for the Period Ending December 31, 2002

Notes to Financial Statements

Pro forma adjustments

1.

Assets, and associated liabilities, related to the Company’s previous operations released to the Company’s former president in exchange for the cancellation of the former president’s 6,000,000 shares of the Company’s common stock;

2.

Cancellation of the former attorney’s 50,000 shares of the Company’s common stock;

3.

1,080,000 shares of the Company’s common stock issued to the Company’s new management;

4.

20 for 1 common stock dividend.

Following the change in control, the Company’s Board of Directors resolved to alter the Company’s business plan and focus on the hair salon, spa, and modeling industries.

On January 27, 2003, the Company executed and twenty-for-one stock dividend for shareholders of record on January 24, 2003. As a result of the stock dividend, the number of common shares issued and outstanding increased from 1,540,000 to 32,340,000.

Effective February 10, 2003, the Company changed its name from JDLPhotos.com, Inc. to Valde Connections, Inc.

VALDE CONNECTIONS, INC.

COMMON STOCK: 3,680,800 SHARES

Until the 90th day after the later of
(1) the effective date of the registration statement or
(2) the first date on which the securities are offered publicly,

all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

End of Offering Prospectus

Valde Connections, Inc.

Indemnification of Directors and Officers

No director or officer of Valde Connections, Inc. will have personal liability to Valde Connections, Inc., or any stockholders for monetary damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer, whereas specific provisions in the Articles of Incorporation limits such liability. Such provision shall not eliminate or limit the liability of a director or officer; (1) for any breach of duty of loyalty to Valde Connections, Inc. or its stockholders, (2) for acts of omission not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under applicable sections of the Colorado Corporate Code, or any Colorado State Law applicable, (4) or for any transaction from which an improper personal benefit was derived. Valde Connections, Inc. will provide for indemnification of the directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees; if they were not engaged in willful malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the corporation.

The directors and officers of Valde Connections, Inc. are accountable as fiduciary, which means they are required to exercise good faith and fairness in all dealings affecting Valde Connections, Inc.

Other Expenses of Issuance and Distribution

The following sets forth an itemized list of all expenses of this Offering.

Expense	Amount

Transfer Agent Fee	$ 500.00
Printing Cost	$ 1,000.00
Legal Fees	$10,000.00
Accounting Fees	$ 3,500.00
_________

Total	$ 15,000.00

Recent Sales of Unregistered Securities

On May 17, 2003, Valde Connections, Inc. completed purchase agreement for the sale of $500,000 of its common stock. The corresponding shares related to this sale are the being registered in this form SB-2. Pursuant to the Securities purchase agreement, 1,472,320 common shares were issued to the escrow agent and gross proceeds of $250,000 were received by the company. Upon effectiveness of this registration on form SB-2 the company will receive the remainder of gross proceeds due of $250,000 and will issue the remaining shares to the purchasers escrow agent as required by the purchase agreement. All shares issued are part of a private offering as exempted transactions under Regulation “D , Section 4(2) of the Securities Act of 1933, 4(6) of the Securities Act of 1933 and are subject to Rule 144 of the Securities Act of 1933.

Exemptions being non-exclusive the following factors are relevant:

Each purchaser was an accredited investor as defined by Rule 501 of regulation D of the Securities Act of 1933 ; An aggregate of only $500,000 was sold in the private offering and no prior offerings have been made by the company.; The offering was sold to a total of one (1) investor.; No commissions were paid.; No advertisements were made.; Each purchaser had adequate access to company information.; Notice of sales was filed timely.; The securities are restricted pursuant to Rule 144

Valde Connections, Inc.

Exhibits

Index to Exhibits

		Exhibit Page #s	Document Page #s
(3)	Charter and By-Laws	Incorporated by reference to
	(i) Charter, Articles of Incorporation	Exhibits 3.1 and 3.2, respectively,
	(ii) By-Laws	to the Registration Statement on Form 10-SB,
File No. 000-49600, filed January 22, 2001

(4)	Instruments defining the rights of security holders -	Incorporated by reference; see:
Exhibit 3(ii) - By-Laws
(5)	Opinion re: legality	C1	40

(10)	Material Contracts
	(i) Securities Purchase Agreement	D1 - D35	41 - 76

(23)	Consents
	(i) Consent of Accountant	E1	77
	(ii) Consent of Attorney	Included in Exhibit 5.

Description of Exhibits

(3)	(i) Articles of Incorporation	Articles of Incorporation of Valde Connections, Inc.,
a Colorado corporation, filed March 15, 2000; as amended.
	(ii) By-Laws	By-Laws of Valde Connections, Inc. as adopted
March 15, 2000.
(4)	Instruments defining the	Included by reference, that portion(s) of the By-Laws stating
	rights of security holders	specified security holders rights.
(5)	Opinion re: legality	The written opinion of counsel as to the legality of the securities covered by this Offering; whereas such securities will be when sold; legally issued, fully paid and non-assessable.
(10)	Material Contracts
	(i) Securities Purchase Agreement	Agreement between Valde Connections, Inc.
and Alpha Capital AG
(23)	Consents
	(i) Consent of Accountant	The written consents of the accountant and attorney, whereby as to
	(ii) Consent of Attorney	profession gives authority for the preparation or certification as to document content and pertaining to this offering.

Valde Connections, Inc.

Undertakings

The undersigned registrant hereby undertakes to:

1.

File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a.	Include any prospectus required by section 10(a)(3) of the Securities Act;
b.	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
and not withstanding the foregoing, any increase or decrease in volume of securities offered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
c.	Include any additional or changed material information on the plan of distribution.

2.

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Valde Connections, Inc.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned,

in the City of Altamonte Springs ;	State of Florida ;

on June 27, 2003 .

REGISTRANT: Valde Connections, Inc.

By: \S\ Stephen W. Carnes, President
Stephen W. Carnes, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

(Signature)	\S\ Stephen W. Carnes

(Title) President, Director
Secretary, Treasurer

(Date) June 27, 2003